UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 27, 2012

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

On April 27, 2012, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.              Election of Directors: *

Nominee	Votes Cast For	Votes Withheld	Non-Votes
S. Haunani Apoliona	33,224,714	285,642	7,000,290
Mary G. F. Bitterman	33,192,608	317,748	7,000,290
Mark A. Burak	33,299,541	210,815	7,000,290
Michael J. Chun	33,336,326	174,030	7,000,290
Clinton R. Churchill	33,230,233	280,123	7,000,290
David A. Heenan	33,184,390	325,966	7,000,290
Peter S. Ho	32,771,432	738,924	7,000,290
Robert Huret	33,255,792	254,564	7,000,290
Kent T. Lucien	27,346,973	6,163,383	7,000,290
Martin A. Stein	33,234,388	275,968	7,000,290
Donald M. Takaki	28,257,996	5,252,360	7,000,290
Barbara J. Tanabe	33,256,489	253,867	7,000,290
Robert W. Wo	33,339,815	170,541	7,000,290

*   The directors are elected by a plurality of the votes cast.

2.              Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
32,122,803	519,361	868,193	7,000,290

3.              Ratification of the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes Cast For	Votes Against	Abstentions	Non-Votes
40,163,608	286,745	60,293	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary